UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2021

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California	000-13292	94-2579843
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

5700 Las Positas Road, Livermore, CA  94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange  Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the board of directors (the “Board”) of McGrath RentCorp (the “Company”) appointed Smita Conjeevaram as a member of the Company’s Board to serve until the 2021 annual meeting of shareholders and such time as her successor is duly elected and qualified.  Annually, Ms. Conjeevaram will receive an annual cash retainer for Board services of $65,000 and will be granted restricted stock units with a fair market value of $120,000, consistent with the compensation paid to other members of the Board.  Ms. Conjeevaram will receive a prorated portion of the equity compensation for the portion of the director compensation year she will serve prior to the annual non-employee director equity grant is paid for 2021.  Ms. Conjeevaram was appointed to fill a vacancy created by the Board’s decision to increase the size of the Board to nine members as discussed within Item 5.03 of this Current Report on Form 8-K.

Ms. Conjeevaram  previously served as Chief Financial Officer at various companies. Most recently, she served as Chief Financial Officer-Credit Hedge Funds & Deputy Chief Financial Officer-Credit Funds for Fortress Investment Group, LLC from 2010-2013. She also previously served as Chief Financial Officer for Everquest Financial, LLC, for Strategic Value Partners, LLC, for ESL Investments, Inc., and for Sentinel Advisors, LLC.  She is a CPA and previously worked at Price Waterhouse as Manager, International Tax - Financial Services Group and at Ernst & Young as Senior, General Tax.

An experienced independent director and audit committee member, Ms. Conjeevaram serves on the board of SS&C Technologies (NASDAQ: SSNC), a fintech company.  Ms. Conjeevaram has a B.S., Accounting and Business Administration, Magna Cum Laude, from Butler University, Indianapolis, Indiana and a B.A. Economics from Ethiraj College, Madras, India.

The Company intends to enter into its standard director indemnification agreement with Ms. Conjeevaram, the form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 that was filed with the U.S. Securities and Exchange Commission on March 18, 2002.

There is no arrangement or understanding between Ms. Conjeevaram and any other person pursuant to which Ms. Conjeevaram was selected as a director. Ms. Conjeevaram does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 4, 2021 the Board approved the amendment and restatement of the bylaws of the Company (the “A&R Bylaws”).  The sole modification in the A&R Bylaws is to amend Section 3.1 of the A&R Bylaws to allow the Board to determine, by Board action without further amendment of the A&R Bylaws, to set the exact number of directors on the Board between five and nine.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective as of January 4, 2021.
99.1	Press Release, dated January 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated:	January 6, 2021	By:	/s/ Keith E. Pratt
Keith E. Pratt
Executive Vice President and Chief Financial Officer

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